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                    [Wipfli Ullrich Bertelson LLP letterhead]

                                                                  Exhibit 23.1

                        Independent Accountants' Consent

We consent to incorporation by reference in the Registration Statement on Form S-4 (No. 333-26373) of F&M Bancorporation, Inc. of (i) our report dated January 23, 1998, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and
(ii) our report dated January 23, 1998, relating to the consolidated balance sheets of Financial Management Services of Jefferson, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1997, and the reference to our firm under the headings "FMSJ Selected Financial Data" and "Experts" in the Supplemental Statement forming a part of that Registration Statement, as amended.



                                                /s/ Wipfli Ullrich Bertelson LLP
                                               ---------------------------------
                                               Certified Public Accountants

Appleton, Wisconsin
March 30, 1998